Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of RedHill Biopharma Ltd. of our report dated April 8, 2024, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in RedHill Biopharma Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2023.

Tel-Aviv, Israel June 20, 2024	/s/ Kesselman & Kesselman Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Derech Menachem Begin 146 Tel Aviv-Yafo 6492103 Israel,
P.O Box 7187  Tel-Aviv 6107120  Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il